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MAY. 03. 2005 / 9:00AM, QNTA - Q1 2005 QUANTA CAPITAL HOLDINGS INC. EARNINGS CONFERENCE CALL

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   CONFERENCE CALL TRANSCRIPT

   QNTA - Q1 2005 QUANTA CAPITAL HOLDINGS INC. EARNINGS CONFERENCE CALL

   EVENT DATE/TIME: MAY. 03. 2005 / 9:00AM ET
   EVENT DURATION: N/A

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MAY. 03. 2005 / 9:00AM, QNTA - Q1 2005 QUANTA CAPITAL HOLDINGS INC. EARNINGS CONFERENCE CALL

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CORPORATE PARTICIPANTS

 SABRENA TUFTS
 Quanta Capital Holdings - VP, Corporate Communications

 TOBEY RUSS
 Quanta Capital Holdings - CEO

 JOHN BRITTAIN
 Quanta Capital Holdings - CFO

CONFERENCE CALL PARTICIPANTS

 BIJAN MOAZAMI
 Friedman Billings & Ramsey - Analyst

 KENNETH BILLINGSLEY
 BB&T Capital Markets - Analyst

 JOHN KEEFE
 Ferris, Baker, Watts - Analyst

 ART SHEPHERD
 Clinton Street Capital - Analyst

 PRESENTATION

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OPERATOR

Good day ladies and gentlemen and welcome to the Quanta Capital Holdings first quarter earnings conference call.

[OPERATOR INSTRUCTIONS]

I would now like to turn the presentation over to Sabrena Tufts, Quanta's Vice
President of Corporate Communications.

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SABRENA TUFTS  - QUANTA CAPITAL HOLDINGS - VP, CORPORATE COMMUNICATIONS

Good morning everyone. Thank you for joining us today to review Quanta's first quarter financial results. Our press release was issued yesterday after the market close. A slide presentation to accompany a portion of today's earnings call is available on our Web site as well. Our press release and our presentation can be accessed through the Quanta Web site at
www.quantaholdings.com.

A replay of this call will also be available from 11:00 a.m. today until May 10.
The toll free number for the replay is 888-286-8010 and the international number is 617-801-6888. The pass code to be used for both dial-in numbers is 15356018.
Before we begin, I'd like to note that this conference call contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our estimates and assumptions and are subject to a number of risks and uncertainties and other factors beyond the company's control, which may cause material differences in actual results. These risk factors are detailed in Quanta's annual report on Form 10-K filed with the SEC.

I would now like to turn the call over to Tobey Russ, Quanta's Chief Executive
Officer and our first speaker this morning.

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TOBEY RUSS  - QUANTA CAPITAL HOLDINGS - CEO

Thank you Sabrena. Good morning everyone and thank you for taking time to participate in this conference call.

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After the market closed yesterday, we reported net income of 1.4 million for the first quarter of 2005, or 2 cents per diluted share. Excluding realized losses, our operating income per diluted share was 3 cents versus a loss of 25 cents in the fourth quarter of 2004, and a loss of 10 cents in the first quarter of 2004.
Our first quarter results represent a real milestone. We have returned to profitability after a tumultuous first year of building our specialty line capabilities while addressing significant losses in our reinsurance portfolio due to the unprecedented number of windstorm catastrophes.

Net written premium grew by 33% over the fourth quarter of 2004, and by 27%
compared to the first quarter of 2004. The distribution of our premium continues to trend more towards specialty insurance, which accounted for 38% of our total net written premium in the first quarter, compared to 28% for the same period last year.

Net earned premium grew at a slower pace, only 5% over the fourth quarter of
2004, compared to written premium growth at 33%. The slower growth rate in earned premium is attributable largely to a shift in our business mix, primarily in reinsurance, where we have written more quota share business than we did in
2004.

This business generally has a longer earnings pattern than the excess of loss business. Correspondingly, net unearned premium reserves exceed $250 million at the quarter end, a growth of $51 million or 25% over the fourth quarter last year. Technical services revenues were also up 10% over the same period last year, reflecting the growth of environmental consulting business and the growing synergies between ESC and our environmental insurance business.

Cash flow from the company's underwriting operations was very strong in the quarter, and invested assets have grown by 12% to 757 million. Total assets now exceed $1 billion.

Although there are many positive aspects in our first quarter results, we continue to face a number of challenges. As a young company with barely 18 months of operations behind us, our first quarter net written premium exceeds our earned premium by 56%. While this wide differential reflects the company's strong growth, it weakens the current period's net income. We believe this gap between net written and net earned premium will be less significant as the business matures.

Another challenge for us as a young company is the volatility of our loss ratio.
Since loss reserves are to cover expected claims activity, build up as premium is earned, there is a lag before sufficient reserves are developed to cover expected losses. This issue is more acute in business lines which have a lengthy earnings pattern. For instance, in the first quarter, we experienced an environmental loss that would not have been as significant to us had we had a more mature book of business. Because our book of business is not mature and our loss reserves have not been built up, this loss had a disproportionately large impact on this quarter's loss ratio. While the net loss is estimated to be approximately $5 million, total loss reserves built up in this line were less than $2 million with only a few hundred thousand dollars available to offset this claim. We believe as our business matures, excluding catastrophes, we will have less variability in our loss ratio over time.

Finally, general expenses and overhead are still somewhat higher when expressed as a percentage of our written premium than we would prefer. While total dollar expenses are in line with our original operating plan, our premium volume is lower as a result of this delayed start in Europe. Other factors that are impacting expenses in the short term including our recent investment in Europe to start up a Quanta at Lloyd's and the cost associated with building our initial systems and the extensive effort behind Sarbanes-Oxley and 404 compliance. While expenses will come in line as premium volume grows over time, we are making every effort to minimize expenses where possible without comprising underwriting quality or our strategy.

With that, I'd like to turn you over to John Brittain, our CFO, who will now take you through more detailed specifics of our first quarter results.

John...

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JOHN BRITTAIN  - QUANTA CAPITAL HOLDINGS - CFO

Thank you Tobey. Good morning everyone. Please note that participants on the call may reference our financial highlights presentation, which is available on our Web site, as I review our first quarter 2005 results. For the first quarter, net premiums written totaled $142.9 million, an increase of 27% as compared to first quarter of 2004, net premiums written of $112.5 million.

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Our specialty reinsurance business segment reported $88.1 million of net premiums written for the first quarter, representing 52% of our total net premiums written as compared to $80.7 million for the first quarter of 2004.
Total reinsurance net premiums written increased 9% in the first quarter of 2005 as compared to the first quarter of 2004.

For the first quarter of 2005 by product line, our net premiums written in reinsurance were as follows: property reinsurance, $44.4 million; casualty reinsurance, $29.1 million; and marine, technical risk and aviation reinsurance,
$14.6 million.

Our specialty insurance line for the first quarter report as $54.8 million of net written premiums including $12.7 million from our new Lloyd's syndicate representing 38% of total premiums written for the quarter. Total first quarter insurance net premiums written of $54.8 million represents a 72% increase as compared to $31.8 million of net premiums written in the first quarter of 2004.

The Home Builder's Warranty program contributed $26.2 million of net premiums written and our professionalized business reported net premiums written of $5.5 million. Our environmental business reported net premiums written of $3.5 million for the first quarter. Our new Lloyd's syndicate reported $12.7 million of net written premiums for the first quarter. Our other specialty lines including fidelity, surety and other technical risk property contributed the balance of$ 6.9 million of net premiums written in the first quarter of 2005.
Total revenues were $105 million for the first quarter of 2005, over 2.7 times higher than first quarter 2004 revenues of $38.6 million. Net premiums earned were $91.5 million for the first quarter of 2005, 3.4 times higher than $27.2 million of net premiums earned in the first quarter of 2004. Technical service revenues largely derived from our environmental strategies consulting subsidiary was $7.2 million in the first quarter of 2005, a 10% increase compared to first quarter of 2004.

For the first quarter of 2005, investment income was $5.2 million compared to
$3.2 million for the first quarter of 2004. First quarter 2005 results also included realized investment losses of $500,000. We maintain a high credit quality, short duration maturity, fixed income investment portfolio. As of March
31, 2005, our portfolio average credit quality was AA, and the average duration maturity was 2.6 years. Our shorter term duration investment portfolio minimized our unrealized losses to $7.3 million in the first quarter of 2005, attributable to rising interest rates and a decline in the market value of our invested assets.

Total invested assets were $757 million as of March 31, a 51% increase over the first quarter 2004 total invested assets. The annualized yield of our investment portfolio was 3.2% for the first quarter of 2005.

Positive operating cash flow of $31.8 million and financing proceeds of $19.6 million in the first quarter of 2005 contributed to the growth in our invested assets. Shareholder returns are benefiting from our increase in investment portfolio leverage for a total invested asset to shareholder's equity. Portfolio leverage increased to 1.8 times at the end of the first quarter of 2005 as compared to 1.0 times at the end of the first quarter of 2004.

The growth in our business has generated expected future profits with the growth of our unearned premium reserve. At quarter end, our total unearned premium reserves were $309 million, a 25% increase over 2004 year end. First quarter net unearned premium reserve, or unearned premiums less deferred reinsurance premiums, were $252 million and this expected value will be recognized in future periods as net premiums earned.

To further strengthen our capital base, we issued $20 million of Pooled Trust
Preferred securities in the first quarter of 2005. After fees, net proceeds of
$19.6 million were contributed as capital to our insurance companies to fund future premium growth. We believe that Pooled Trust Preferred securities in the form of 30-year junior subordinated debt capital are a cost competitive source of long-term capital.

Our underwriting net loss ratio for the first quarter of 2005 was 62.8% and our acquisition expense ratio was 20.2%. This compares to our underwriting net loss ratio of 58.4% and acquisition expense ratio of 24.3% for the first quarter of
2004. As previously discussed, we incurred a loss related to an environmental claim in the first quarter of 2005, which added approximately 5 points to our net loss ratio. It should also be noted that our quarterly net loss ratio continues to vary significantly given the early development stages of our insurance loss reserves.

The reduction in our acquisition cost ratio was driven largely by lower underwriting commissions due to a change in the reinsurance business mix and lower ceded reinsurance costs.

Total G&A or general and administrative expenses, for the first quarter were
$20.8 million, which includes underwriting related G&A expenses of $18.3 million, and $2.5 million of G&A expenses associated with our technical service business. Total G&A expenses have increased compared to total fourth quarter
2004 expenses of $18.8 million, reflecting the growth in our business and build out of our infrastructure in

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MAY. 03. 2005 / 9:00AM, QNTA - Q1 2005 QUANTA CAPITAL HOLDINGS INC. EARNINGS CONFERENCE CALL

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Bermuda, the U.S. and Europe. Our underwriting G&A expense ratio was 12.8% for the first quarter of 2005, which compared to 14.9% for the fourth quarter of
2004. Our underwriting combined ratio was 95.8% for the first quarter, as compared to 94.5% for the first quarter of 2004.

Net income for the first quarter of 2005 was $1.4 million or 2 cents per share compared to a net loss of $4.5 million or 8 cents per share for the first quarter of 2004. Net income, excluding realized investment gains or losses, for the first quarter of 2005, was $1.9 million or 3 cents per share. This compared to a net loss of $5.7 million or 10 cents per share for the first quarter of
2004. As of March 31, our shareholder's equity was $425 million or $7.48 per share.

With that, I'd like to turn the call back to Tobey for his final remarks. Tobey?

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TOBEY RUSS  - QUANTA CAPITAL HOLDINGS - CEO

Thank you John. I'd like to make a few comments before we open up the call to your questions.

First, we remain focused on the execution of our strategy to build a specialty line business that focuses on underwriting and improving the tools used in risk selection and pricing. As you know, we allocate capital to business lines where we believe we can achieve superior risk adjusted returns. In support of this strategy, we are in the process of automating the underwriting process and pricing model in order to establish the foundation for future improvement.

To this end, we previously announced the establishment of the Office of
Strategic Innovation or OSI, and named Michael J. Murphy its Chairman. OSI was established not only to demonstrate our commitment to technical underwriting, but because we believe underwriting innovation requires a full-time dedicated effort. Over time, OSI is expected to be a primary contributor to the development of new specialty insurance products as well as enhance the underwriting of existing products.

We also recently announced in support of our strategy the appointment of Mark
Cloutier as President of Quanta Technical Services or QTS, and Chief Claims
Officer of Quanta Capital Holdings, Ltd. Mark is expected to further the development of our consulting and claims capabilities and build on ESC's foundation and expertise.

As we progress through 2005, we believe that specialty insurance and our
European specialty lines business will continue to grow and will become a larger proportion of our total financial results. The gap between net written and earned premium will diminish, and as we build loss reserves the volatility of our loss ratio, excluding catastrophes, will lessen.

And with that, I'd like to thank you for your time this morning and open up the call to questions.

QUESTION AND ANSWER

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OPERATOR

Ladies and gentlemen, this begins your question and answer session. If you wish to ask a question, please press star, one, on your telephone. If you wish to withdraw your question or your question has been answered, please press star, two. Please wait a moment while we compile the list of questions.

Your first question comes from Bijan Moazami of Friedman Billings & Ramsey.

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BIJAN MOAZAMI  - FRIEDMAN BILLINGS & RAMSEY - ANALYST

Good morning. I have a number of questions for you. Just to clarify, you took the 4 or $5 million of environmental losses, is that correct? Despite the fact that you already had $2 million of reserves in there?

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TOBEY RUSS  - QUANTA CAPITAL HOLDINGS - CEO

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                                                                Final Transcript

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MAY. 03. 2005 / 9:00AM, QNTA - Q1 2005 QUANTA CAPITAL HOLDINGS INC. EARNINGS CONFERENCE CALL

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Correct Bijan. The loss reserve that I referenced of $2 million is the total earned, if you will, loss reserve against the entire environmental loss - or entire environmental insurance portfolio, so it would be inappropriate for us to take down obviously the entire reserve.

We have to keep a portion of that up against the balance of that book, so the amount that's available, if you will, to offset that claim is literally a few hundred thousand dollars.

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BIJAN MOAZAMI  - FRIEDMAN BILLINGS & RAMSEY - ANALYST

Okay. I have two major concerns if you could address those concerns. First of all, your top line growth was very dramatic, excellent. I'm kind of worried that in face of increasing competition in the marketplace and pricing deteriorating in the market, whether or not you become way too price competitive in order to gain that much premium volume.

That's my first concern if you could address it. The second concern is that I calculate that out of the $54.8 million of premium volume that you generate in the primary business, only maybe about 15.9 million or so relates to the true specialty what I call X program.

Nevertheless, $21 million of overhead, do you think or not that your overhead is just (inaudible) too much and whether or not you're generating the premium volume that you need to be generating out of the D&O, out of the environment, or out of the surety, out of the fidelity, out of the technical risk, to justify the kind of overhead that you carry.

If you could address those two concerns for me, I would appreciate it.

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TOBEY RUSS  - QUANTA CAPITAL HOLDINGS - CEO

I believe the first question regarding pricing and whether or not in today's market our growth is a function of very aggressive pricing, Bijan, I think I can say categorically across the board the answer to that is no.

We track pricing in the lines of business that we participate in quite closely and we also look in as close to real time as I think you can get, whether or not the pricing we're receiving for the risk, we're assuming generates an above market and attractive return.

And so given the volume, which we don't think is outside, if you will, the parameters of our capital base, has resulted in any aggressive pricing on our part to achieve those volumes. It's quite frankly where we expected our business to be at this stage given the capital structure of the company.

In terms of the distribution of premium on the specialty side of the business, you're correct in characterizing that a significant proportion of our total specialty business is in HBW.

Having said that, I would characterize HBW as a specialty program from the standpoint that the lines of business that we participate in there, (1) are very technical in their orientation, and (2) add some very positive characteristics to the development of our total business, diversity being one of the very important. But also, because HBW has very attractive returns associated with it.

Given the history of that program, the loss ratios and the expense ratios, that we are quite familiar with, we are very pleased that HBW is a significant proportion of our total results. Having said that, Bijan, what I'd like the other specialty lines of the company, notably surety, fidelity, professional liability and environmental, to be bigger than they are and the answer to that is clearly yes.

We believe that each of those areas needs to grow, but we're very conscious of growing those businesses in a measured way and that means with great care and underwriting discipline. And so coming at this, in terms of your overhead question, each of those businesses right now is carrying more overhead than their volume justifies.

And it's a question of getting those businesses to grow into their overhead, if you will, but doing it without compromising underwriting quality. We would like to see them bigger, but we're very conscious of pushing them too aggressively from a growth standpoint, if that means any compromise in the technical underwriting approach that they currently take.

So I think, Bijan, that addresses both questions, but if I didn't hit all of it, come back at me.

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                                                                Final Transcript

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MAY. 03. 2005 / 9:00AM, QNTA - Q1 2005 QUANTA CAPITAL HOLDINGS INC. EARNINGS CONFERENCE CALL

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BIJAN MOAZAMI  - FRIEDMAN BILLINGS & RAMSEY - ANALYST

That was very good. Just a follow-up question for John. Roughly $21 million of
G&A expenses this quarter. Would that include any kind of profit sharing that you're planning to pay your underwriters, and when do we expect that G&A to become more stable?

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JOHN BRITTAIN  - QUANTA CAPITAL HOLDINGS - CFO

Bijan, as you know, the G&A in the first quarter was a total of about 20.8 million of which 18.3 was attributable to our underwriting segment and 2.5 million to our consulting business segment. We obviously are trying to maintain that as a semi fixed cost structure as we continue to scale and ramp the business up.

But I can tell you in terms of the detail in G&A expenses, Bijan, is that approximately 70% of total G&A are employee-related expenses. And of course, that would include salaries, bonuses, and compensations. Facility costs are approximately 10 to 11% of the total as well. And I'd prefer not to provide any more details on that.

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BIJAN MOAZAMI  - FRIEDMAN BILLINGS & RAMSEY - ANALYST

No, what I was trying to get into is that should we expect that to be a good run rate number or should we look at it in either direction?

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JOHN BRITTAIN  - QUANTA CAPITAL HOLDINGS - CFO

As you know, Bijan, we're not in a position to give guidance, so I really need to let you rely on your model to look at that cost. As I said, we try to keep those costs somewhat semi fixed and try to maintain them as competitively as possible, but we really can't provide you any more specific details on that.

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BIJAN MOAZAMI  - FRIEDMAN BILLINGS & RAMSEY - ANALYST

Good enough. Thanks.

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OPERATOR

Your next question comes from Kenneth Billingsley of BB&T.

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KENNETH BILLINGSLEY  - BB&T CAPITAL MARKETS - ANALYST

Good morning.

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TOBEY RUSS  - QUANTA CAPITAL HOLDINGS - CEO

Good morning Ken.

--------------------------------------------------------------------------------
KENNETH BILLINGSLEY  - BB&T CAPITAL MARKETS - ANALYST

Just a couple of questions on the loss ratio side. Did you have any residual losses from the property damage that occurred in the second half of 2004 included in any developments of this quarter?

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JOHN BRITTAIN  - QUANTA CAPITAL HOLDINGS - CFO

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Ken, it's John. Our total catastrophe reserve costs through the end of the year was 67.6 million and we did have some additional costs of approximately $1 million of development in the first quarter.

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KENNETH BILLINGSLEY  - BB&T CAPITAL MARKETS - ANALYST

Okay. And then on the environmental loss, when were you aware of that? When did that occur?

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TOBEY RUSS  - QUANTA CAPITAL HOLDINGS - CEO

It occurred at - very much at the end of the first quarter. I don't recall the exact date of loss, but it was a pipeline in California for an energy company that we insured where as a result of the significant rains that California was experiencing, a landslide occurred taking out this pipeline and dumping approximately 125,000 gallons of crude oil onto the country side and into a lake.

The cleanup process continues. I believe the lake has now been cleaned up, substantially cleaned up and the remaining land is being remediated as we speak.
So the total loss figures are not in and so the numbers that we're giving you, the $5 million net to us, is an approximate number.

But we feel it's a decent number based on the information that we have and a conservative number based on the information we have to date.

--------------------------------------------------------------------------------
KENNETH BILLINGSLEY  - BB&T CAPITAL MARKETS - ANALYST

Okay. I have a follow-up on what Bijan was asking on the expense ratio side. On bonuses that you are paying out, are you - are other underwriters experiencing such good results that you are having to pay out bonuses to them even at the expense of other issues on other sides of the firm right now?

--------------------------------------------------------------------------------
TOBEY RUSS  - QUANTA CAPITAL HOLDINGS - CEO

Well, the way, Ken, that our incentive structure works is that we accrue an incentive pool throughout the course of the year based on how the business is developing and performing and then those payments aren't made until - in effect this time next year after the compensation committee reviews and approves those payments.

And as you may recall, our incentive structure is set up in such a way that only
25% of the pool is paid out at the end of that fiscal year, if you will, and the balance is deferred and unvested and paid out in the following three - over the course of the following three years based on any addition or change in expected losses.

So we accrue and then look at the performance and then over the course of really a four-year period, we evaluate the performance of that policy year and adjust the incentive pool accordingly.

--------------------------------------------------------------------------------
KENNETH BILLINGSLEY  - BB&T CAPITAL MARKETS - ANALYST

Okay. Looking at ...

--------------------------------------------------------------------------------
TOBEY RUSS  - QUANTA CAPITAL HOLDINGS - CEO

Just to be clear, the expense structure of the company does include those accruals. So to the extent we see changes, those accruals can change as we move through time. If performance were to improve and/or to deteriorate, those accruals would be adjusted accordingly.

--------------------------------------------------------------------------------
KENNETH BILLINGSLEY  - BB&T CAPITAL MARKETS - ANALYST

With your technical services operations, when I look at just the expenses for the consulting and the 2.8 associated with that, essentially that's - the consulting revenues aren't enough to offset the expenses. How much is that generating to the insurance side?

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                                                                Final Transcript

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MAY. 03. 2005 / 9:00AM, QNTA - Q1 2005 QUANTA CAPITAL HOLDINGS INC. EARNINGS CONFERENCE CALL

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JOHN BRITTAIN  - QUANTA CAPITAL HOLDINGS - CFO

Well, Ken, really to address that from a gross margin standpoint, that business is generating - if you calculate it off our public numbers, the gross margin is
32 to 33%. What can be misleading when you look at the attributed G&A cost is that that does not include the, as you call it, imputed value to generating to the insurance side of the business.

We will provide as we normally do in the segment detail in our 10-Q, more detail, but attributing the value to that business on a segment basis, the company is profitable and is generating synergies and value to our insurance related segments. And we'll file the 10-Q within the next week and you'll see more segment detail in there.

--------------------------------------------------------------------------------
KENNETH BILLINGSLEY  - BB&T CAPITAL MARKETS - ANALYST

Last question, just some - here the comment that you said earlier. What was the yield that you are getting on your portfolio right now?

--------------------------------------------------------------------------------
JOHN BRITTAIN  - QUANTA CAPITAL HOLDINGS - CFO

The yield in the first quarter was 3.2% and our current reinvestment rate right now is probably approximating around 4%.

--------------------------------------------------------------------------------
KENNETH BILLINGSLEY  - BB&T CAPITAL MARKETS - ANALYST

So you're - are you extending your duration on that portfolio as well now?

--------------------------------------------------------------------------------
JOHN BRITTAIN  - QUANTA CAPITAL HOLDINGS - CFO

Our duration as we said is about 2.6 years and our investment strategy does take a look at the duration. We're going to give no specific guidance, but clearly, we've got room potentially to move that duration out relative to our liability portfolio to pick up some yield.

--------------------------------------------------------------------------------
KENNETH BILLINGSLEY  - BB&T CAPITAL MARKETS - ANALYST

Thank you.

--------------------------------------------------------------------------------
OPERATOR

Your next question comes from John Keefe with Ferris, Baker, Watts.

--------------------------------------------------------------------------------
JOHN KEEFE  - FERRIS, BAKER, WATTS - ANALYST

With respect to the environmental loss, what was the gross number?

--------------------------------------------------------------------------------
TOBEY RUSS. - QUANTA CAPITAL HOLDINGS - CEO

The gross number is in the vicinity of $10 million.

--------------------------------------------------------------------------------
JOHN KEEFE  - FERRIS, BAKER, WATTS - ANALYST

Excluding that loss, it looks like operating earnings would have been about 12 cents a share. Is that correct?

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JOHN BRITTAIN  - QUANTA CAPITAL HOLDINGS - CFO

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                                                                Final Transcript

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MAY. 03. 2005 / 9:00AM, QNTA - Q1 2005 QUANTA CAPITAL HOLDINGS INC. EARNINGS CONFERENCE CALL

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I didn't do the math, but that loss adds about 5 points to our loss ratio.

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JOHN BRITTAIN  - QUANTA CAPITAL HOLDINGS - CFO

Yes, and John, just to follow up, you're right. From that attributed loss, you're correct that can add in the magnitude of earnings per share what you were just discussing.

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JOHN KEEFE  - FERRIS, BAKER, WATTS - ANALYST

Secondly, I was surprised that earned premiums or the premiums earned out as slowly as they had, and Tobey, you had explained that due to a revenue mix writing more quota share portfolios. Can you give us some kind of insight or guidance as to how quickly you earn out those contracts and over what period of time they earn out and why don't they earn out over 12 months?

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TOBEY RUSS  - QUANTA CAPITAL HOLDINGS - CEO

John, I can't, but I will say that some of the contracts do earn out over 12 months. Some of the contracts we wrote in 2004 actually have shorter earnings periods than that. This is a very difficult area in that the mix of business, the exact mix of business and the earnings patterns associated with the portfolios, we assume all the portfolios that we don't renew or spin out, can have a significant impact on the earnings pattern across reinsurance.

This will tend to stabilize over time as the company matures, but when you've got an 18 month-old company, there's a fair amount of variability or volatility still in these numbers. It's very difficult for me to give you any guidance on the exact nature of the reinsurance portfolio because as we do business in reinsurance, particularly on the property side, the business is quite lumpy.

So the first quarter, for example, happens to be a very strong quarter in reinsurance across the board and it's particularly strong in property. And then you have quarters where the business isn't so significant, so you've got a fairly lumpy picture and the earnings pattern is very dependent on the nature of the contracts that we assume.

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JOHN KEEFE  - FERRIS, BAKER, WATTS - ANALYST

Yes. Top line growth looked very in line, better than in line. I guess the issue is, will that deferred premium account - will that earn out over the next
12 months or 18 months?

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TOBEY RUSS  - QUANTA CAPITAL HOLDINGS - CEO

Let me put it to you a different way. The only business that we have that has a longer than 24 month earning pattern is our environmental insurance business.
Everything else is 24 months or less.

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JOHN KEEFE  - FERRIS, BAKER, WATTS - ANALYST

Okay. Very good. Thank you.

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 TOBEY RUSS  - QUANTA CAPITAL HOLDINGS - CEO

Okay. And one of the reasons I pointed out the development of loss insurance over time is particularly acute in environmental, which is why that loss had a disproportionately large impact on our results. The environmental earnings pattern is at least two times that 24 month number I gave you.

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JOHN KEEFE  - FERRIS, BAKER, WATTS - ANALYST

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(C) 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                                Final Transcript

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MAY. 03. 2005 / 9:00AM, QNTA - Q1 2005 QUANTA CAPITAL HOLDINGS INC. EARNINGS CONFERENCE CALL

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Okay.

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TOBEY RUSS  - QUANTA CAPITAL HOLDINGS - CEO

So it takes a long time for you to develop a sufficient loss reserve to cover expected or normal ultimate claims activity.

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JOHN KEEFE  - FERRIS, BAKER, WATTS - ANALYST

Okay. Thanks Tobey.

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TOBEY RUSS  - QUANTA CAPITAL HOLDINGS - CEO

Yes.

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OPERATOR

Once again, ladies and gentlemen, that's star, one, for any questions.

Your next question comes from Art Shepherd of Clinton Street Capital.

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ART SHEPHERD  - CLINTON STREET CAPITAL - ANALYST

Hey, first question. When you launched the IPO, you were saying that you were expecting about 20% or are we underwriting in an economic form in your main lines of business? Is that what you're writing to now? Have market conditions, are they still in your key lines of business where they were at the time of the
IPO or have market conditions materially changed?

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TOBEY RUSS  - QUANTA CAPITAL HOLDINGS - CEO

Let me answer that this way. We put out the company's business model, which is not to be confused with giving GAAP earnings guidance, that we won't allocate capital to businesses that don't produce an after tax return 20% or greater.
That's a model that we still believe in and adhere to in allocating and managing our business.

That model obviously is also dependent or based on expected ultimate losses in each of the lines that we're involved in, but nothing has changed to deter us from sticking to that model and the rates that we see in the marketplace in each of the businesses that we engage in, are still at sufficient levels to produce or for us to realize, if you will, that business model.

The issue is, is when do those results show up in your GAAP numbers? And that's an area where we just don't give guidance.

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ART SHEPHERD  - CLINTON STREET CAPITAL - ANALYST

And why not?

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TOBEY RUSS  - QUANTA CAPITAL HOLDINGS - CEO

Because we're held hostage then to those numbers, and particularly for an
18-month old company, there's far too much volatility in the GAAP numbers, in the emergence of those ultimate risk adjusted returns for us to be effective at giving guidance.

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ART SHEPHERD  - CLINTON STREET CAPITAL - ANALYST

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any form or by any means without the prior written consent of Thomson Financial.

                                                                Final Transcript

--------------------------------------------------------------------------------------------------------------------
MAY. 03. 2005 / 9:00AM, QNTA - Q1 2005 QUANTA CAPITAL HOLDINGS INC. EARNINGS CONFERENCE CALL

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Well, I mean, let me just say this. I do think that you have a good business model. I think you have a good underlying business, but you've been asked questions on this call, things that are relatively straightforward from an accounting standpoint, such as, what is the rate that premiums are written are going to translate to net premiums earned?

This isn't a matter of projecting ultimate loss ratios. This is a matter of frankly arithmetic, but arithmetic that can't be performed from the outside because you hold the data.

So just as a point of friendly suggestion, let me say that there is a difference between providing guidance with a crystal ball and helping outsiders who have put up capital to understand what is a non-transparent business from the outside and investors who have been fairly patient from the beginning in waiting this out. We'd like a little more understanding about what's going on. Thank you.

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TOBEY RUSS  - QUANTA CAPITAL HOLDINGS - CEO

Appreciate that. And while I agree, and I do agree that the earnings pattern on the business that you've already written is nothing more than arithmetic. Where this becomes difficult is the business that you are going to write and the mix of that business, particularly in a young company, can change the earnings pattern significantly.

So when we look, for example, at the balance of 2005, the ultimate earnings in the realization of the GAAP income is going to be heavily dependent on the business that we write in 2005 and in what area. And that's really the issue that gives rise to a very difficult guidance.

If it was simply a matter of providing the earnings pattern on the business book to date, which could be less than half the story, then that's simply arithmetic and a little bit easier to do.

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OPERATOR

There are no further questions at this time. I would now like to conclude the presentation for today. Thank you for your participation. This concludes the call. You may disconnect.

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TOBEY RUSS  - QUANTA CAPITAL HOLDINGS - CEO

Thank you very much everyone and we'll see you next quarter.

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